UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2016

Asia Equity Exchange Group, Inc.

(Exact name of Company as specified in its charter)

Nevada	333-192272	46-3366428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit B, 5/F, CKK Commercial Centre

289 Hennessy Road, Wanchai, Hong Kong

(Address of principal executive offices) (Zip Code)

+852-2845 2281

Company’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective December 26, 2016, the Board of Directors of the Company (the “Board”) increased the size of the Board to three and elected Ms. Zaixian Yu as a director of the Company.

Ms. Yu, 37, served as a training manager assistant and training manager at ZTE Corporation, one of global IT Top 100 Enterprises and Top 10 Public Companies in China, from 2003 to 2006. From 2007 to 2011, she was an international sales manager in charge of sales, order follow-up and customer relationship at Shenzhen Sunidea Technology Co., Ltd. Prior to joining the Company as the secretary of the Board in 2015, Ms. Yu served as the vice president for customer relationship and market development at Shangyuan Electronic Commence Co., Ltd. from 2012 to 2014. Ms. Yu holds a Bachelor’s degree in English literature from Xi’an International Studies University.

There is no family relationship that exists between Ms. Yu and any directors or executive officers of the Company. In addition, there are no arrangements or understandings between Ms. Yu and any other persons pursuant to which she was elected as a director of the Company and there are no transactions between the Company and Ms. Yu that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Equity Exchange Group, Inc.

Dated: December 27, 2016	By:	/s/ Jun Liu
Jun Liu Chief Executive Officer